Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Premium Income Municipal Fund, Inc.
33-22179, 811-05570



The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South La Salle Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008, October 28, 2008 and November 25,
2008.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting together as a class
<c>  MuniPreferred shares voting together as a class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
           32,486,062
                       3,973
   Against
             2,304,118
                          829
   Abstain
             1,199,485
                          125
   Broker Non-Votes
           10,550,299
                     11,669
      Total
           46,539,964
                     16,596



To approve the new fundamental policy
 relating to investments in municipal
securities for the Fund.


   For
           32,686,225
                       4,158
   Against
             2,052,573
                          659
   Abstain
             1,250,867
                          110
   Broker Non-Votes
           10,550,299
                     11,669
      Total

           46,539,964
                     16,596



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
           32,340,936
                       4,133
   Against
             2,282,901
                          690
   Abstain
             1,365,828
                          104
   Broker Non-Votes
           10,550,299
                     11,669
      Total
           46,539,964
                     16,596



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
           32,119,814
                       3,940
   Against
             2,525,662
                          868
   Abstain
             1,344,189
                          119
   Broker Non-Votes
           10,550,299
                     11,669
      Total
           46,539,964
                     16,596



To approve the elimination of the
fundamental policy relating to
commodities.



   For
           32,130,877
                       3,948
   Against
             2,490,475
                          847
   Abstain
             1,368,313
                          132
   Broker Non-Votes
           10,550,299
                     11,669
      Total
           46,539,964
                     16,596



To approve the new fundamental policy
 relating to commodities.



   For
           32,236,711
                       4,005
   Against
             2,395,532
                          803
   Abstain
             1,357,422
                          119
   Broker Non-Votes
           10,550,299
                     11,669
      Total
           46,539,964
                     16,596



Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 009007.